Joint Filer Information

Names:                              Kenneth Goldblatt

Address:                            515 Madison Avenue, Suite 4200
                                    New York, NY  10022

Designated Filer:                   Seymour L. Goldblatt

Issuer and Ticker Symbol:           Borland Software Corporation (BORL)

Date of Earliest Transaction
To Be Reported:                     8/13/2009

The undersigned, Kenneth Goldblatt, is filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Seymour L. Goldblatt with respect to the beneficial ownership of securities of TRX, Inc.

Signatures:


By: /s/ Kenneth Goldblatt
    ----------------------------------
    Kenneth Goldblatt